UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________

Date of report (Date of earliest event reported): June 29, 2010

Applied DNA Sciences, Inc
(Exact Name of Registrant as Specified in Charter)

Delaware	002-90539	59-2262718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444- 8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    On June 29, 2010, Applied DNA Sciences, Inc. (the “Company”) amended its Certificate of Incorporation to increase the number of authorized shares of common stock, $0.001 par value per share, from 410,000,000 to 800,000,000 shares.  The amendment became effective by filing a Certificate of Amendment with the State of Delaware on June 29, 2010 following shareholder approval, as discussed further below under Item 5.07.

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As a company that reports under Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are not subject to the proxy rules of Section 14 of the Exchange Act.  In accordance with Delaware law and pursuant to our bylaws, we sought the approval of the matters described below through the solicitation of proxies.  Our annual meeting of stockholders was held on June 29, 2010.  The following proposals were voted on and approved by the Company’s stockholders at the annual meeting with the stockholders having voted as set forth below:

Proposal 1 - to reelect the existing members of the board of directors, James A. Hayward, Yacov Shamash, and Sanford R. Simon, each for a one-year term or until their successors are duly elected and qualified:

Directors	For	Withheld
James A. Hayward	55,550,119	1,057,850
Yacov Shamash	55,871,794	736,175
Sanford R. Simon	55,891,294	716,675

Proposal 2 - to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock, $0.001 par value per share, to 800,000,000:

For	Against	Abstain
207,436,448	11,014,403	84,290

Proposal 3 - to ratify the appointment of RBSM LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2010:

For	Against	Abstain
217,300,228	931,731	303,182

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment to Certificate of Incorporation of Applied DNA Sciences, Inc., dated June 29, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

By: /s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: June 30, 2010

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Amendment to Certificate of Incorporation of Applied DNA Sciences, Inc., dated June 29, 2010.